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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2003 with respect to the consolidated financial statements of NCO Group, Inc. incorporated by reference in the Proxy Statement of RMH Teleservices, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-112711) and Prospectus of NCO Group, Inc. for the registration of shares of its common stock.


                                                           /s/ Ernst & Young LLP


Philadelphia, PA
February 27, 2004